SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$200,156	$95,260
Accounts receivable, net of allowances of $439 and $203 as of June 30, 2024 and December 31, 2023, respectively	5,059	4,050
Contract assets and unbilled receivable, net of allowance for credit losses of $108 and $17 of June 30, 2024 and December 31, 2023, respectively	14,892	11,780
Other current assets	3,949	2,452
Total current assets	224,056	113,542
Restricted cash equivalents, non-current	811	13,775
Right-of-use assets	4,303	5,210
Property and equipment, net	1,296	1,515
Goodwill	6,039	—
Intangible assets, net	13,147	—
Deferred tax asset	10	11
Contract assets and unbilled receivable, non-current, net of allowance for credit losses of $171 and $177 of June 30, 2024 and December 31, 2023, respectively	15,518	16,492
Other non-current assets	1,494	577
Total assets	$266,674	$151,122

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,255	$1,653
Accrued liabilities	13,147	13,884
Operating lease liabilities	2,285	2,637
Finance lease liabilities	63	121
Income tax liability	1,888	1,618
Deferred revenue	2,931	4,310
Other current liabilities	968	—
Total current liabilities	25,537	24,223
Operating lease liabilities, net of current portion	2,175	3,089
Deferred revenue, net of current portion	3,766	4,910
Long-term debt	—	84,312
Contingent acquisition liabilities (Note 17)	4,410	—
Income tax liability, net of current portion	2,275	2,453
Other non-current liabilities	4,570	3,967
Total liabilities	42,733	122,954
Commitments and contingencies (Note 7)

Stockholders’ equity:
Series A Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; 0 and 475,005 shares issued and outstanding, aggregate liquidation preference of $0 and $16,227 as of June 30, 2024 and December 31, 2023, respectively	—	14,187
Class A Common Stock, $0.0001 par value; 455,000,000 shares authorized; 315,153,605 and 216,943,349 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	31	22
Class B Common Stock, $0.0001 par value; 44,000,000 shares authorized; 32,735,408 and 37,485,408 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	3	4
Additional paid-in capital	886,412	606,135
Accumulated deficit	(662,710)	(592,379)
Accumulated other comprehensive income	205	199
Total stockholders’ equity	223,941	28,168
Total liabilities and stockholders’ equity	$266,674	$151,122

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$13,462	$8,751	$25,056	$15,458
Operating expenses:
Cost of revenues	4,980	1,830	9,649	3,806
Sales and marketing	5,655	5,078	11,197	9,953
Research and development	15,738	11,736	30,616	25,920
General and administrative	9,535	6,424	19,802	13,713
Change in fair value of contingent acquisition liabilities	(1,082)	—	3,080	—
Amortization of intangible assets	621	—	1,226	—
Restructuring	—	166	—	3,751
Total operating expenses	35,447	25,234	75,570	57,143
Loss from operations	(21,985)	(16,483)	(50,514)	(41,685)

Other expense, net:
Loss on early extinguishment of debt	(15,587)	(837)	(15,587)	(837)
Interest expense	(4,086)	(4,735)	(9,750)	(5,831)
Other income (expense), net	4,974	(835)	6,453	(1,638)
Total other expense, net	(14,699)	(6,407)	(18,884)	(8,306)
Loss before provision for income taxes	(36,684)	(22,890)	(69,398)	(49,991)
Provision for income taxes	638	417	933	746
Net loss	$(37,322)	$(23,307)	$(70,331)	$(50,737)
Cumulative dividends attributable to Series A Preferred Stock	(73)	(877)	(416)	(1,559)
Net loss attributable to SoundHound common shareholders	$(37,395)	$(24,184)	$(70,747)	$(52,296)

Other comprehensive income:
Unrealized gains on investments	(30)	29	6	—
Comprehensive loss	$(37,425)	$(24,155)	$(70,741)	$(52,296)

Net loss per share:
Basic and diluted	$(0.11)	$(0.11)	$(0.23)	$(0.25)

Weighted-average common shares outstanding:
Basic and diluted	331,830,608	220,772,111	309,213,583	212,970,561

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows used in operating activities:
Net loss	$(70,331)	$(50,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,750	1,411
Stock-based compensation	14,232	13,947
Loss on change in fair value of ELOC program	—	1,901
Amortization of debt issuance cost	1,524	1,607
Non-cash lease amortization	1,445	1,714
Foreign currency gain/loss from remeasurement	(70)	—
Change in fair value of contingent acquisition liabilities	3,080	—
Loss on early extinguishment of debt	15,587	837
Deferred income taxes	(368)	—
Other, net	(891)	82
Changes in operating assets and liabilities:
Accounts receivable, net	211	(177)
Other current assets	(1,426)	(634)
Contract assets	(2,267)	(2,080)
Other non-current assets	(842)	363
Accounts payable	1,941	(903)
Accrued liabilities	(625)	5,295
Operating lease liabilities	(1,720)	(1,910)
Deferred revenue	(2,523)	(4,625)
Other non-current liabilities	(147)	(292)
Net cash used in operating activities	(40,440)	(34,201)

Cash flows used in investing activities:
Purchases of property and equipment	(335)	(293)
Payment related to acquisitions, net of cash acquired	(4,453)	—
Net cash used in investing activities	(4,788)	(293)

Cash flows provided by financing activities:
Proceeds from the issuance of Series A Preferred Stock, net of issuance costs	—	24,942
Proceeds from sales of Class A common stock under the ELOC program, net of issuance costs	—	71,455
Proceeds from sales of Class A common stock under the Sales Agreement and Equity Distribution Agreement	237,639	—
Proceeds from exercise of stock options and employee stock purchase plan	10,628	8,177
Payment of financing costs associated with the Sales Agreement and Equity Distribution Agreement	(5,639)	—
Proceeds from the issuance of long-term debt, net of issuance costs	—	85,087
Payments on notes payable	(105,540)	(35,029)
Payments on finance leases	(58)	(74)
Net cash provided by financing activities	137,030	154,558
Effects of exchange rate changes on cash	130	—
Net change in cash, cash equivalents, and restricted cash equivalents	91,932	120,064
Cash, cash equivalents, and restricted cash equivalents, beginning of period	109,035	9,475
Cash, cash equivalents, and restricted cash equivalents, end of period	$200,967	$129,539

SOUNDHOUND AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – Continued
(In thousands)
(Unaudited)

Reconciliation to amounts on the condensed consolidated balance sheets:
Cash and cash equivalents	$200,156	$115,764
Non-current portion of restricted cash equivalents	811	13,775
Total cash, cash equivalents, and restricted cash equivalents shown in the condensed consolidated statements of cash flows	$200,967	$129,539

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,541	$4,344
Cash paid for income taxes	$1,274	$1,098

Noncash investing and financing activities:
Conversion of Series A Preferred Stock to Class A common stock	$14,187	$—
Issuance of Class A Common Stock to settle commitment shares related to the ELOC program	$—	$915
Deferred offering costs reclassified to additional paid-in capital	$147	$802
Unpaid financing costs in connection with the Equity Distribution Agreement	$522	$—
Non-cash debt discount	$—	$4,136
Property and equipment acquired under accrued liabilities	$92	$—
Fair value of Class A common stock and deferred equity consideration issued for SYNQ3 acquisition	$9,687	$—
Fair value of contingent earnout consideration under SYNQ3 acquisition	$1,676	$—
Fair value of contingent holdback consideration under SYNQ3 acquisition	$427	$—
Fair value of deferred cash consideration under other acquisition	$195	$—
4